Exhibit 4.13

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM SUCH REGISTRATION. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THERE SHALL HAVE BEEN COMPLIANCE WITH SUCH CONDITIONS.

                                                         Dated: January 15, 1999

                                     WARRANT

                 To purchase up to 35,000 shares of Common Stock

                        PARADIGM MEDICAL INDUSTRIES, INC.

                            Expiring January 15, 2004

                  THIS IS TO CERTIFY THAT, for value received, WIN CAPITAL CORP., a New York corporation, (the "Holder"), is entitled, subject to certain conditions set forth in Sections 1.01 and 1.02 hereof, to purchase from PARADIGM MEDICAL INDUSTRIES, INC., a Delaware corporation (the "Company"), at the Company's principal executive office, at the Exercise Price, up to the number of shares of Common Stock, $.001, par value per share (the "Shares"), of the Company shown above, all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

                  Certain terms used in this Warrant are defined in Article IV hereof.

                                    ARTICLE I

                               METHOD OF EXERCISE

                  1.01. Time of Exercise.  Subject to the provisions of Sections
1.02 and 1.03 hereof, this Warrant may be exercised at any time and from time to time after 9:00 a.m. New York Time on the first day immediately following the date first written above and prior to the Expiration Time.


222988.1
                                       -1-

                  1.02. Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company, at the Company's principal executive office (a) this Warrant, (b) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of Shares to be purchased, but in no event less than 1,000 shares, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment of the Exercise Price with respect to such shares. Such payment may be made, at the option of the Holder, in cash, by certified or bank cashier's check, money order or wire transfer, in the manner specified in the next succeeding paragraph, or in any other manner consented to in writing by the Company, or any combination thereof.

                  The Company shall, as promptly as practicable after receipt of the items required by the preceding paragraphs of this Section 1.02, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of Shares specified in such notice. The share certificate or certificates so delivered shall be in such denominations as shall be specified in such notice and shall be issued in the name of the Holder or, provided, in an opinion of counsel reasonably acceptable to the Company, the following is permitted under the Securities Act and applicable state securities laws, such other name as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued, and such Holder or Holders or any other person so designated to be named therein shall be deemed for all purposes to have become a Holder of record of such shares, as of the date the aforementioned notice is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notations may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes, if any, payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

                  1.03. Shares To Be Fully Paid and Nonassessable. All Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if the Shares are then

222988.1
                                      -2-
eligible for listing on any national securities exchanges (as defined in the Exchange Act), or quoted on Nasdaq, shall be duly listed or quoted thereon or application made therefor, as the case may be.

                  1.04. No Fractional Shares To Be Issued. The Company shall not be required to issue fractions of Shares upon exercise of this Warrant. If any fractions of a share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Company shall pay to the holder, in cash, an amount equal to the same fraction of the Closing Price per Share for the Trading Day immediately prior to the date of such exercise.

                  1.05. Share Legend. Each certificate for Shares issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear a legend substantially as follows:

                           THIS  SECURITY  HAS NOT  BEEN  REGISTERED  UNDER  THE
                  SECURITIES  ACT OF  1933,  AS  AMENDED,  OR  APPLICABLE  STATE
                  SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                  Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

                                   ARTICLE II

                      REPLACEMENTS OF WARRANT CERTIFICATES

                  2.01. Loss, Theft or Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and

222988.1
                                       -3-
representing the right to purchase the same aggregate number of Shares.

                  2.02. Change of Principal Executive Office. In the event the Company shall change the address of its principal executive office, the Company shall give the holder of this Warrant notice of any such change.

                                   ARTICLE III

                             ANTIDILUTION PROVISIONS

                  3.01 Adjustments Generally. The Exercise Price and the number of Shares (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article III.

                  3.02 Common Stock Reorganization. If the Company shall subdivide its outstanding shares of Common Stock, $.001 par value per share ("Common Stock"), into a greater number of shares or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being called a "Common Stock Reorganization"), then (a) the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of Shares subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of Shares subject to purchase upon exercise of this Warrant immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares then outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

                  3.03 Special Dividends. If the Company shall issue or distribute to all or substantially all holders of shares of Common Stock evidences of indebtedness, any other securities of the Company, or any cash, property or other assets, and if such issuance or distribution does not constitute a cash dividend or distribution out of surplus or net profits legally available therefor, or a Common

222988.1
                                       -4-

Stock Reorganization (any such nonexcluded event being herein called a "Special Dividend"), the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Special Dividend, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Market Price per share of Common Stock on such record date less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one share of Common Stock, and the denominator of which shall be the Closing Price per share of Common Stock on such record date.

                  3.04   Capital   Reorganizations.   If  there   shall  be  any
consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization or a change in par value) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital
Reorganization"), then effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to each Holder an agreement as to the Holders' rights in accordance with this Section 3.04, providing for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article III. The provisions of this
Section 3.04 shall similarly apply to successive Capital Reorganizations.

                  3.05. Certain Other Events. If any event occurs as to which the foregoing provisions of this Article III are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or

222988.1
                                       -5-
decreasing the number of Shares subject to purchase upon exercise of this Warrant.

                  3.06. Adjustment Rules. (a) Any adjustments pursuant to this Article III shall be made successively whenever an event referred to therein shall occur.

                  (b) If the Company shall set a record date to determine the holders of shares of Common Stock for purposes of a Common Stock Reorganization or Capital Reorganization, and shall legally abandon such action prior to effecting such action, then no adjustment shall be made pursuant to this Article III in respect of such action.

                  (c) All calculations under this Article III shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Notwithstanding any provision of this Article III to the contrary, no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than $0.05, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

                  (d) In any case in which the provisions of this Article III shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Shares issuable upon such exercise before giving effect to such adjustment and (ii) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to Section 1.04; provided that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's rights to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                  3.07 Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action that would require an adjustment pursuant to this Article III, the Company shall take any action which may be necessary in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares that the Holders are entitled to receive upon exercise of this Warrant.

                  3.08 Statement Regarding Adjustment. Whenever the Exercise Price or the number of shares received upon exercise of the

222988.1
                                      -6-

Warrants shall be adjusted as provided in this Article III, the Company shall forthwith file, at the office of any transfer agent for the Warrants and at the principal executive office of the Company, a statement showing in detail the facts requiring such adjustment and the Exercise Price and the number of shares received upon exercise of the Warrants that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder, at its address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of this Article III. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  3.09 Notice to Holders. In the event the Company shall propose to take any action of the type described in this Article III (but only if the action of the type described in this Article III would result in an adjustment in the Exercise Price or the number of shares received upon exercise of the Warrants), or to declare any cash dividends or distribution out of surplus or net profits legally available therefor, the Company shall give notice to each Holder in the manner set forth in Section 3.08, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. In the case of any action that would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                                   ARTICLE IV

                                   DEFINITIONS

                  The following terms, as used in this Warrant, have the following respective meanings:

                  "Capital Reorganization" shall have the meaning set forth in Section 3.04 hereof.

                  "Closing Price" on any day means (a) if the Common Stock is listed or admitted for trading on a national securities exchange,

222988.1
                                       -7-
the reported last sales price or, if no such reported sale occurs on such day, the average of the closing bid and asked prices on such day, in each case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, (b) if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by Nasdaq or any comparable system or, if not so reported, as reported by any New York Stock Exchange member firm selected by the Company for such purpose or (c) if no such quotations are available on such day, the fair market value of one share of Common Stock on such day as determined in good faith by the Board of Directors of the Company.

                  "Common Stock" shall have the meaning set forth in Section
3.02 hereof.

                  "Common Stock Reorganization" shall have the meaning set forth in Section 3.02 hereof.

                  "Company" shall have the meaning set forth in the first paragraph of this Warrant.

                  "Demand Registration" shall have the meaning set forth in
Section 6.01(a).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any similar or successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

                  "Exercise Price" means $2.30, the Closing Price of a share of Common Stock on the Trading Day immediately preceding the issuance of this Warrant.

                  "Expiration Time" means 5:00 p.m. New York Time on January 19, 2004.

                  "Holder" shall have the meaning set forth in the first paragraph of this Warrant and "Holders" shall include any and all successors and assigns of the initial Holder with respect to this Warrant.

                  "Market Price" on any day means the average of the daily Closing Prices of a share of Common Stock for the 20 consecutive Trading Days ending on the most recent Trading Day for which a closing price is available and if the shares of Common Stock are not then publicly traded Market Price shall be determined in good faith by the Board of Directors of the Company.

222988.1
                                       -8-

                  "NASD" means The National Association of Securities Dealers, Inc.

                  "Nasdaq" means The National Association of Securities Dealers, Inc. Automated Quotation System.

                  "New York Time" means Eastern Daylight Time or Eastern Standard Time, whichever is in effect on the relevant date.

                  "Permitted Interruption" shall have the meaning set forth in Section 6.01(e).

                  "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, relating to the terms of the offering of any portion of the Registra ble Securities covered by such Registration Statement and all other amendments and supplements to the Registration Statement or prospectus, as the case may be, including post-effective amendments, and all material incorporated or deemed to be incorporated by reference in such prospectus.

                  "Registrable Securities" means the Shares issuable upon exercise of this Warrant.

                  "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Warrant, including the Prospectus, amendments and supplements to such registration statement or the Prospectus, as the case may be, including post-effective amendments, all exhibits, and all material incorporated or deemed to be incorporated by reference in such registration statement.

                  "Securities Act" means the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

                  "Shares" shall have the meaning set forth in the first paragraph of this Warrant, subject to adjustment pursuant to Article III.

                  "Trading Day" means (a) if the Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for business or (b) if the

222988.1
                                       -9-

Common Stock is not so listed or admitted to trading, a day on which any New York Stock Exchange member firm is open for business.

                  "Warrant" and "Warrants" shall mean this warrant and any warrants issued upon the partial exercise of this warrant.


                                    ARTICLE V

                     REDEMPTION AND CANCELLATION OF WARRANTS

                  5.01 Redemption of Warrants. The Warrants are not redeemable by the Company and the Company has no right to purchase or otherwise acquire the Warrants.

                  5.02 Cancellation of Warrants. The Company shall cancel any Warrant surrendered for transfer, exchange or exercise.


                                   ARTICLE VI

                               REGISTRATION RIGHTS

                  6.01 Demand  Registration.  (a) Subject to the  provisions  of
Section 6.01(b) hereof and during the period commencing on the day immediately following the date first written above and expiring at the Expiration Time, the Holder may make a written request to the Company for registration under and in accordance with the provisions of the Securities Act of all, and not less than all, of the Registrable Securities held by the Holder(a "Demand Registration"). Except in the event that the Company is advised by counsel that the filing of a Registration Statement would not be permitted under the Securities Act due to the Company's not having current audited financial statements, in which event within five (5) business days after completion of such audited financial statements the Company shall file such Registration Statement, the Company will file as soon as practicable, and in any event within sixty (60) days of receipt of such request, and to use its best efforts to cause to become effective as soon as practicable, the Registration Statement, subject to the terms of this Warrant.

                  (b) Number of Registrations. The Holder is entitled to one Demand Registration. The Holder agrees that if the Company determines that there are material developments which the Company determines require the filing of a post-effective amendment to the Registration Statement, then the Holder agrees to refrain from selling any Registrable Securities until the post-effective amendment is declared effective. The Company agrees to file and attempt to have declared effective such post-effective amendment as soon as

222988.1
                                      -10-
possible. The Company shall not be deemed to have effected a Demand Registration unless and until such Demand Registration is declared effective.

                  (c) Reduction Size of Demand Registrations. If the managing underwriter or underwriters of a Demand Registration advise the Company in writing that in its or their opinion the principal amount and/or number of Registrable Securities proposed to be sold in such Demand Registration exceeds the principal amount and/or number of Registrable Securities which can be sold in such offering without an adverse effect on such offering, the Company will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters, can be sold. The Holder shall be entitled to an additional Demand Registration hereunder (with all expenses of registration relating to such additional Demand Registration to be borne by the Company) on the same terms and conditions as would have applied had such earlier Demand Registration not been made in the event that all Registrable Securities requested to be included in the Demand Registration are not so included.

                  (d)  Selection  of  Underwriters  and  Counsel.  If any Demand
Registration is an underwritten offering with respect to any issue of Registrable Securities, the Holder will select the investment banker or bankers and manager or managers to administer the offering and counsel to the Holder; provided, that such investment bankers and managers be of nationally recognized standing and reasonably satisfactory to the Company. The Holder shall pay all underwriting discounts and commissions of such investment banker or bankers and manager or managers.

                  (e) Notwithstanding the provisions of Section 6.01(a) hereof, the Company shall have the right at any time on one occasion in respect of any Registration Statement to delay the filing of such Registration Statement or to withdraw such Registration Statement (or notify the Holder not to sell such Registrable Securities pursuant to such Registration Statement) after the filing and the effective date thereof (each such delay, withdrawal or notice is referred to herein as a "Permitted Interruption") for a reasonable period of time (not to exceed 45 days in any 12-month period in any such case, which may not thereafter be extended) if, at such time: (i) the Holder is in possession of material non-public information in respect of the Company; (ii) the Company is engaged in any active program for repurchase of shares of Common Stock and furnishes a certificate to that effect to the Holder; or (iii) the Board of Directors of the Company shall determine in good faith that such offering will interfere with a pending or contemplated financing, merger, acquisition, sale of assets, recapitalization or other similar corporate action of the Company and the Company furnishes a certificate to that effect to the Holder. After such Permitted

222988.1
                                      -11-

Interruption, the Company shall use its best efforts to restore such Registration or to effect such Registration (as the case may be) within 30 days without further request from the Holder, unless such Demand Registration request has been withdrawn by written notice of the Holder.


                  6.02  Piggyback Registration Rights.

                  (a) If the Company at any time or from time to time subsequent to the date of this Warrant proposes to register any securities under the Securities Act either for its own account or the account of any selling security holders (other than pursuant to (i) a registration statement on Forms S-4 or S-8 or any successor or similar forms, (ii) a registration relating solely to a Commission Rule 145 offering, or (iii) a registration on any form that does not permit secondary sales), it will give written notice to each of the Holders of its intention at least ten (10) days in advance of the filing of any registration statement with respect thereto. Upon the written request of any of the Holders given within five (5) days after receipt of such notice, the Company will use its best efforts to include in such registration, and in any underwriting involved therein, all the Registrable Securities included in such request.

                  (b) Upon making a request pursuant to this Section 6.02, the Holders shall specify the number of shares of Registrable Securities to be registered on their behalf and the intended method of disposition thereof. The Company may require the Holders to furnish to the Company such information in writing regarding themselves and the distribution of Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act. The Holders agree to notify the Company as promptly as practicable of any inaccuracy or change in information they have previously furnished to the Company.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  7.01 Notices.  All notices,  requests and other communications provided for herein shall be in writing, and shall be deemed to have been made or given when delivered or mailed, first class, postage prepaid, or sent by telex or other telegraphic communications equipment. Such notices and communications shall be addressed:


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



                  (a)      if to the Company, to

                        Paradigm Medical Industries, Inc.
                          1127 West 2320 South, Suite A
                           Salt Lake City, Utah 84119

                           Attention: Chief Executive Officer; or

                  (b)      if to the Holder, to

                           Win Capital Corp.
                           26 Ludlam Avenue
                           Bayville, New York 11709

                  7.02 Waivers; Amendments. No failure or delay of the Holder in exercising any right, power or privilege, hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof, or any abandonment or discontinuance of steps to enforce such a right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived if, but only if, such amendment, modification or waiver is in writing and is signed by the Company and a majority of the Holders; provided that no amendment, modification or waiver may change the exercise price of the Warrant or the number of Shares in which this Warrant is exercisable (including without limitation any adjustments or any provisions with respect to adjustments, the expiration of or the manner of exercising the Warrants) without the consent in writing of all of the Holders.

                  7.03 Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of New York.

                  7.04 Survival of Agreements; Representations and Warranties, etc. All warranties, representations and covenants made by the Company herein or in any certificate or other instrument delivered by or on behalf of it in connection herewith shall be considered to have been relied upon by the Holders and shall survive the issuance and delivery of the Warrants and the Shares, and shall continue in full force and effect so long as this Warrant is outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

                  7.05 Covenants To Bind Successor and Assigns. All the covenants, stipulations, promises and agreements in this Warrant

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                                      -13-
contained by or on behalf of the Company shall bind its successors and assigns, whether or not so expressed.

                  7.06 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired in such jurisdiction and shall not invalidate or render illegal or une nforceable such provision in any other jurisdiction.

                  7.07 Headings. The headings used herein are for convenience of reference only and shall not be deemed to be a part of this Warrant.

                  7.08 No Rights as Stockholder. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company.

                  7.09 Pronouns. The pronouns "it" and "its" herein shall be deemed to mean "he" and "his" or "she" and "hers", as the context requires.

                  IN WITNESS WHEREOF, Paradigm Medical Industries, Inc. has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized as of the day and year first above written.

                                           PARADIGM MEDICAL INDUSTRIES, INC.



                                            By:  /s/ Thomas F. Motter
                                                ------------------------------
                                               Name: Thomas F. Motter
                                               Title: CEO



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